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                                  EXHIBIT 10.7


                   CHAIRMAN OF THE BOARD EXTENSION AGREEMENT

         This Chairman of the Board Extension Agreement (the "Agreement") is entered into effective as of January 1, 1998, between KEVIN E. LEWIS ("Lewis"), CAFETERIA OPERATORS, L.P., a Delaware limited partnership (the "Partnership), and FURR'S/BISHOP'S, INCORPORATED, a Delaware corporation ("Furr's," and together with its subsidiaries and as general partner of the Partnership, the "Company").


         WHEREAS, Lewis currently serves as Chairman of the Board of Furr's and provides consulting services to the Company, all as contemplated by the Consulting and Indemnity Agreement and General Release dated June 7, 1996, between Lewis and the Company (the "Consulting Agreement"); and

         WHEREAS, under the Consulting Agreement, Lewis' obligations to continue to provide consulting services to the Company and Lewis' agreement to serve as Chairman of the Board of Furr's expires December 31, 1997; and

         WHEREAS, effective December 31, 1997, Lewis will cease providing consulting services to the Company as contemplated by Section 3 of the Consulting Agreement, but has agreed to continue to serve as Chairman of the Board of Furr's on and subject to the terms and conditions as set forth in this Agreement; and

         WHEREAS, the parties hereto desire to set forth the terms pursuant to which Lewis will continue to serve as Chairman of the Board of Furr's and to clarify certain other matters relating to Lewis' position with the Company.

         NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Chairman of The Board. Notwithstanding the terms of the Consulting Agreement, Lewis agrees to continue to serve the Company by acting as Chairman of the Board of Furr's and to perform the duties and responsibilities appurtenant thereto as described in Section 2. of Article III of the bylaws of Furr's (the "Bylaws"), a copy of which is attached hereto as Exhibit A, from and after January 1, 1998, until such periods as specified in
Section 2. of this Agreement.

         2.      Term.

                 a. Initial Term. Lewis agrees to serve as Chairman of the Board of Furr's as specified in Section 1. of this Agreement until the earlier to occur of:

                          (i)     Lewis' removal from the position of Chairman
of the Board of Furr's or the effective date of the election by the Board of Directors of Furr's of a new Chairman of the Board at any time after January 1, 1998;

                          (ii)    the day immediately preceding the next annual
meeting of stockholders of Furr's (to be held in 1998) if and only if, as of the close of business on the day immediately preceding the date of such annual meeting, Lewis has failed to received sufficient votes (as indicated by proxies delivered to the Company or its agents) to be elected as a member of the Board of Directors of Furr's at such annual stockholders meeting; or

                          (iii)   May 30, 1998, in the event Furr's next annual
meeting of stockholders shall not have been scheduled to be held on or before such date.
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                 b.       Continuation. Lewis hereby consents to his name being
submitted to the stockholders of Furr's for election as a member of the Board of Directors of Furr's at the next annual stockholders meeting, provided such meeting is schedule to take place on or prior to May 30, 1998. In the event Lewis receives sufficient votes by the stockholders of Furr's to be elected as a director at such next annual stockholders meeting, Lewis agrees to continue to serve as Chairman of the Board of Furr's until the earlier to occur of:

                          (i)     Lewis' resignation from the position of
Chairman of the Board on at least 30 days prior written notice delivered to the Board of Directors of Furr's; or

                          (ii)    Lewis' removal from the position as Chairman
of the Board of Furr's or the effective date of the election by the Board of Directors of a new Chairman of the Board.

         3. Bylaws. Furr's agrees that for so long as Lewis continues to serve as Chairman of the Board of Furr's, Section 2. of Article III of the Bylaws (as set forth on Exhibit A attached hereto) shall not be amended or modified in any way without Lewis' prior written consent.

         4.      Compensation.

                 a. From and after January 1, 1998, for each month or partial month during which Lewis serves as Chairman of the Board of Furr's, Lewis shall be paid $7,500 cash per month, payable in advance on or before the 1st day of each month, the first such payment being due and payable January 1, 1998.

                 b. In addition to the compensation provided for in clause a. above, for so long as Lewis is and continues to serve as a member of the Board of Directors of Furr's, Lewis shall receive all compensation and other benefits provided to non-employee members of the Board of Directors of Furr's for periods from and after January 1, 1998, until such time as Lewis ceases to serve as a non-employee director of Furr's, all in accordance with the Company's policies as in effect from time to time.

                 c. For so long as Lewis continues to serve as Chairman of the Board of Furr's, the Company will provide office space and reasonable secretarial support to Lewis in a manner consistent with the office space and secretarial support provided to current executive officers of the Company. Such office space and secretarial support shall be provided at the Company's executive offices.

         5. Severability. In the event that any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted. Furthermore, in lieu of such invalid or illegal provision, there shall be added to this Agreement a provision as similar as possible to such invalid or illegal provision as shall be valid, legal and enforceable under then applicable law.

         6. Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Texas. In the event that any judicial proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over such proceedings shall be vested in the courts sitting in Lubbock County, Texas.

         7. Agreement Not a Retention Contract. This Agreement is not a retention contract. It does not give Lewis any right to serve as a director of Furr's or any affiliate of Furr's or as Chairman of the Board of Furr's.
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         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth below, to be effective as of January 1, 1998.


              12/12/97                 /s/ Kevin E. Lewis
              --------                 ---------------------------------------
              Date                     Kevin E. Lewis


                                       FURR'S/BISHOP'S, INCORPORATED



              12/12/97                 By:/s/ Theodore J. Papit
              --------                    ------------------------------------
              Date                     Name:Theodore J. Papit
                                            ----------------------------------
                                       Title:President
                                             ---------------------------------




                                       CAFETERIA OPERATORS, L.P.

                                       By:      FURR'S/BISHOP'S, INCORPORATED,
                                                its general partner



              12/12/97                 By:/s/ Theodore J. Papit
              --------                    ------------------------------------
              Date                     Name:Theodore J. Papit
                                            ----------------------------------
                                       Title:President
                                             ---------------------------------
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                                   EXHIBIT A

         Section 2. Chairman of the Board of Directors. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders or from time to time may elect a Chairman of the Board of Directors, who must be a director. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors. The Chairman of the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, and shall serve as Chairman of the Board of Directors until his successor is chosen and qualifies or until his earlier resignation or removal. Notwithstanding the foregoing, the Chairman of the Board of Directors shall not be deemed an officer of the Corporation solely because of his position as Chairman of the Board of Directors. If the Chairman of the Board of Directors is not also an officer or otherwise an employee of the Corporation, he shall have no duties to the Corporation other than his duties as a member of the Board of Directors and as Chairman of the Board of Directors.